TIDAL TRUST II 485BPOS

Exhibit (d)(ii)(xii)

TWELFTH AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Twelfth Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of April 4, 2025, by and between TIDAL TRUST II (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of September 19, 2022, as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.
B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to add ten new Funds. In particular, the parties desire to amend and restate Schedule A to add the following new Funds:

YieldMax™ Target 25™ AI Option Income ETF
YieldMax™ Target 25™ AMD Option Income ETF
YieldMax™ Target 25™ AMZN Option Income ETF
YieldMax™ Target 25™ COIN Option Income ETF
YieldMax™ Target 25™ MARA Option Income ETF
YieldMax™ Target 25™ MSTR Option Income ETF
YieldMax™ Target 25™ NVDA Option Income ETF
YieldMax™ Target 25™ PLTR Option Income ETF
YieldMax™ Target 25™ SMCI Option Income ETF
YieldMax™ Target 25™ TSLA Option Income ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.
D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.
2.	Miscellaneous.
a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.
b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.
c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST II		TIDAL INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/Eric Falkeis	By:	/s/Dan Carlson
Name:	Eric Falkeis	Name:	Dan Carlson
Title:	Principal Executive Officer	Title:	Co-Founder & Chief of Staff
Date:	04/06/2025	Date:	04/05/2025

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

(April 4, 2025)

Fund Name	Advisory Fee
YieldMax™ AAPL Option Income Strategy ETF	0.99%
YieldMax™ AMZN Option Income Strategy ETF	0.99%
YieldMax™ BRK.B Option Income Strategy ETF	0.99%
YieldMax™ COIN Option Income Strategy ETF	0.99%
YieldMax™META Option Income Strategy ETF	0.99%
YieldMax™ GOOGL Option Income Strategy ETF	0.99%
YieldMax™ NFLX Option Income Strategy ETF	0.99%
YieldMax™ NVDA Option Income Strategy ETF	0.99%
YieldMax™ XYZ Option Income Strategy ETF	0.99%
YieldMax™ TSLA Option Income Strategy ETF	0.99%
YieldMax™ Innovation Option Income Strategy ETF	0.99%
YieldMax™ KWEB Option Income Strategy ETF	0.99%
YieldMax™ Gold Miners Option Income Strategy ETF	0.99%
YieldMax™ XBI Option Income Strategy ETF	0.99%
YieldMax™ TLT Option Income Strategy ETF	0.99%
YieldMax™ ABNB Option Income Strategy ETF	0.99%
YieldMax™ AMD Option Income Strategy ETF	0.99%
YieldMax™ MRNA Option Income Strategy ETF	0.99%
YieldMax™ PYPL Option Income Strategy ETF	0.99%
YieldMax™ DIS Option Income Strategy ETF	0.99%
YieldMax™ JPM Option Income Strategy ETF	0.99%
YieldMax™ MSFT Option Income Strategy ETF	0.99%
YieldMax™ XOM Option Income Strategy ETF	0.99%
YieldMax™ AI Option Income Strategy ETF	0.99%
YieldMax™ ROKU Option Income Strategy ETF	0.99%
YieldMax™ SNOW Option Income Strategy ETF	0.99%
YieldMax™ ZM Option Income Strategy ETF	0.99%
YieldMax™ ADBE Option Income Strategy ETF	0.99%
YieldMax™ NKE Option Income Strategy ETF	0.99%
YieldMax™ ORCL Option Income Strategy ETF	0.99%
YieldMax™ INTC Option Income Strategy ETF	0.99%
YieldMax™ BIIB Option Income Strategy ETF	0.99%
YieldMax™ BA Option Income Strategy ETF	0.99%
YieldMax™ AI Option Income Strategy ETF	0.99%
YieldMax™ Universe Fund of Option Income ETFs	0.29%
YieldMax™ Magnificent 7 Fund of Option Income ETFs	0.29%

YieldMaxTM Ultra Option Income Strategy ETF	1.24%
YieldMaxTM MSTR Option Income Strategy ETF	0.99%
YieldMax™ TSLA Short Option Income Strategy ETF	0.99%
YieldMax™ Innovation Short Option Income Strategy ETF	0.99%
YieldMax™ NVDA Short Option Income Strategy ETF	0.99%
YieldMax™ COIN Short Option Income Strategy ETF	0.99%
YieldMax™ AAPL Short Option Income Strategy ETF	0.99%
YieldMax™ N100 Short Option Income Strategy ETF	0.99%
YieldMaxTM Bitcoin Option Income Strategy ETF	0.99%
YieldMax™ BABA Option Income Strategy ETF	0.99%
YieldMaxTM CVNA Option Income Strategy ETF	0.99%
YieldMaxTM DKNG Option Income Strategy ETF	0.99%
YieldMaxTM HOOD Option Income Strategy ETF	0.99%
YieldMaxTM JD Option Income Strategy ETF	0.99%
YieldMaxTM MARA Option Income Strategy ETF	0.99%
YieldMaxTM PDD Option Income Strategy ETF	0.99%
YieldMaxTM PLTR Option Income Strategy ETF	0.99%
YieldMaxTM RBLX Option Income Strategy ETF	0.99%
YieldMaxTM SHOP Option Income Strategy ETF	0.99%
YieldMaxTM SMCI Option Income Strategy ETF	0.99%
YieldMaxTM TSM Option Income Strategy ETF	0.99%
YieldMaxTM Ether Option Income Strategy ETF	0.99%
YieldMaxTM Target 12TM Semiconductor Option Income ETF	0.99%
YieldMaxTM Target 12TM Biotech & Pharma Option Income ETF	0.99%
YieldMaxTM Target 12TM Energy Option Income ETF	0.99%
YieldMaxTM Target 12TM Real Estate Option Income ETF	0.99%
YieldMaxTM Target 12TM Tech & Innovation Option Income ETF	0.99%
YieldMaxTM Target 12TM Big 50 Option Income ETF	0.99%
YieldMax™ Dorsey Wright Hybrid 5 Income ETF	0.29%
YieldMax™ Dorsey Wright Featured 5 Income ETF	0.29%

YieldMax™ AI & Tech Portfolio Option Income ETF	0.99%
YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF	0.99%
YieldMax™ China Portfolio Option Income ETF	0.99%
YieldMax™ Semiconductor Portfolio Option Income ETF	0.99%
YieldMax™ Biotech & Pharma Portfolio Option Income ETF	0.99%
YieldMax™ Ultra Short Option Income Strategy ETF	1.24%
YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF	0.99%
YieldMax™ S&P 500 0DTE Covered Call Strategy ETF	0.99%
YieldMax™ R2000 0DTE Covered Call Strategy ETF	0.99%
YieldMax™ MSTR Short Option Income Strategy ETF	0.99%
YieldMax™ AMD Short Option Income Strategy ETF	0.99%
YieldMax™ AMZN Short Option Income Strategy ETF	0.99%
YieldMax™ MARA Short Option Income Strategy ETF	0.99%
YieldMax™ Bitcoin Short Option Income Strategy ETF	0.99%
YieldMax™ META Short Option Income Strategy ETF	0.99%
YieldMax™ SMCI Short Option Income Strategy ETF	0.99%
YieldMax™ Target 25™ AI Option Income ETF	0.99%
YieldMax™ Target 25™ AMD Option Income ETF	0.99%
YieldMax™ Target 25™ AMZN Option Income ETF	0.99%
YieldMax™ Target 25™ COIN Option Income ETF	0.99%
YieldMax™ Target 25™ MARA Option Income ETF	0.99%
YieldMax™ Target 25™ MSTR Option Income ETF	0.99%
YieldMax™ Target 25™ NVDA Option Income ETF	0.99%
YieldMax™ Target 25™ PLTR Option Income ETF	0.99%
YieldMax™ Target 25™ SMCI Option Income ETF	0.99%
YieldMax™ Target 25™ TSLA Option Income ETF	0.99%

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